UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

June 15, 2022

Date of Report (date of earliest event reported)

HEART TEST LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41422	26-1344466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 Reserve St, Suite 360 Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 682-237-7781

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 15, 2022, Heart Test Laboratories, Inc. (the “Company”) completed its initial public offering (“IPO”) of 1,500,000 units (“Units”), each consisting of (i) one share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) one warrant of the Company (the “Warrants”) entitling the holder to purchase one share of Common Stock at an exercise price of $4.25 per share of Common Stock. The Warrants are immediately exercisable upon issuance and are exercisable for a period of five years after the issuance date. The Shares and Warrants may be transferred separately immediately upon issuance. The underwriters in the IPO were granted a 30-day option to purchase up to an additional 225,000 Shares and/or Warrants, or any combination thereof, to cover over-allotments, which they initially exercised, in part, electing to purchase Warrants to purchase an additional 225,000 Shares.

The Units were sold at a price of $4.25 per Unit, and the Company estimates the net proceeds from the IPO to be $5,223,000 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. In connection with the IPO, the Company issued to Underwriter (as defined below) a warrant to purchase an additional 105,000 shares of Common Stock at a per share exercise price of $4.25, which is equal to the public offering price per Unit sold in the IPO.

In connection with the IPO, the Company entered into an Underwriting Agreement, dated June 15, 2022, by and between the Company and The Benchmark Company, LLC (the “Underwriters”), a copy of which is attached as Exhibit 1.1 hereto and incorporated in this Item 1.01 by reference, the form of which was previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-265024) initially filed with the U.S. Securities and Exchange Commission on May 17, 2022, as amended (the “Registration Statement”):

Item 7.01	Regulation FD Disclosure

On June 15, 2022, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached here as Exhibit 99.1.

Item 8.01	Other Events

In connection with the IPO, the Company also prepared the following updated Capitalization Table:

The following table sets forth our cash and cash equivalents and our capitalization as of January 31, 2022:

•	on an actual basis, after giving effect to the reverse stock split;

•

on a pro forma basis to give effect to: (i) the reverse stock split; (ii) the sale of a total of $4.7 million of the Bridge Notes; (iii) the conversion of up to the Maximum Percentage of the Bridge Notes by each holder thereof at a conversion price of $________ pursuant to their terms; (iv) the conversion of all of the $1.5M Notes at a conversion price of $___ pursuant to their terms; and (v) the conversion of the Series A Preferred Stock at a conversion ratio of _____ shares of Common Stock for each share of Series A Preferred Stock pursuant to the terms of the Series A Preferred Stock and the cancellation of the Series B Preferred Stock; and

•

on a pro forma as adjusted basis to give effect to: (i) the reverse stock split; (ii) the conversion of up to the Maximum Percentage of the Bridge Notes by each holder thereof; (iii) the conversion of all of the $1.5M Notes; (iv) the conversion of the Series A Preferred Stock and the cancellation of the Series B Preferred Stock; and (v) the issuance of Units in the offering (excluding the underwriters’ representative’s warrants) and after deducting underwriting discounts and commissions and estimated offering expenses, assuming no exercise of the underwriters’ over-allotment option to purchase additional shares of Common Shares, as if the sale of the Units had occurred on January 31, 2022.

The pro forma as adjusted information set forth in the table below is illustrative only and has been adjusted based on the actual public offering price and other terms of the offering.

	As of January 31, 2022
	Actual	Pro Forma(1)	Pro Forma as Adjusted
	(U.S. dollars in thousands)
	(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents	$1,328	$1,328	$6,543
Indebtedness:
Bridge Notes	$2,629	—	—
$130K Note	130	130	130
$1.5M Notes	1,500	—	—
$1M Notes	1,000	1,000	1,000
Total Indebtedness	5,259	1,130	1,130
Shareholders’ equity (deficit):
Series A Preferred Stock, $0.001 par value per share, 10,000 issued and outstanding as of January 31, 2022	—	—	—
Series B Preferred Stock, $0.001 par value per share, 10,000 issued and outstanding as of January 31, 2022	—	—	—
Series C Preferred Stock, $0.001 par value per share, 463,265 issued and outstanding	—	—	—
Common Stock, $0.001 par value per share, 3,323,942 issued and outstanding, actual; 6,079,122 shares issued and outstanding, pro forma; and 7,829,122 shares issued and outstanding pro forma as adjusted	3	6	8
Additional paid-in capital	48,244	53,347	58,570
Accumulated deficit	(52,350)	(52,350)	(52,350)
Total shareholders’ (deficit) equity	(4,103)	1,003	6,226
Total capitalization	$1,156	$1,156	$7,356

(1)

If the underwriters’ option to purchase up to an additional 225,000 Units (including 225,000 shares of Common Stock) is exercised in full, (i) an additional 220,000 Units (including 225,000 shares of Common Stock) would be issued and we would receive approximately $0.9 million in additional net proceeds,, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) cash and cash equivalents, total shareholders’ equity and total capitalization would each also increase by approximately $0.9 million.

The number of shares of Common Stock owned by existing shareholders is based on 3,323,942 shares of Common Stock issued and outstanding as of January 31, 2022 (on an actual basis), assumes no exercise of the underwriters’ over-allotment option and excludes the following as of such date:

•

shares of Common Stock issuable upon conversion of the Series C Preferred Stock (including shares issuable upon conversion of the shares of Series C Preferred Stock issuable upon conversion of the $130K Note). See “Description of Securities—Preferred Stock” for additional information;

•	shares of Common Stock issuable upon the exercise of stock options issued to directors, employees and consultants of the Company, of which were vested as of such date;

•	1,442,400 shares of Common Stock to be issued upon exercise of the Investor Warrants, the $1M Lender Warrants, the $1.5M Lender Warrants, the Bridge Warrants, and the Pre-Funded Warrants;

•	703,050 shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the cancellation of the Series B Preferred Stock;

•	1,500,000 shares of Common Stock to be issued upon exercise of the Warrants issued in the IPO; and

•	225,000 shares of Common Stock to be issued upon exercise of the underwriters’ representative’s warrants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated June 15, 2022 by and between the Company and The Benchmark Company, LLC

99.1	Press Release dated June 15, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEART TEST LABORATORIES, Inc.

Dated: June 15, 2022	By:	/s/ Andrew Simpson
Andrew Simpson
Chairman of the Board, President and Chief Executive Officer